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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses of our report dated March 11, 2005, relating to the financial statements and financial highlights appearing in the January 31, 2005 Annual Report to Shareholders of Vanguard Energy Fund and in the Statement of Additional Information of our reports dated March 11, 2005, relating to the financial statements and financial highlights in the January 31, 2005 Annual Reports to Shareholders of Vanguard Dividend Growth Fund, Vanguard Energy Fund, Vanguard Health Care Fund, Vanguard Precious Metals and Mining Fund, and Vanguard REIT Index Fund, constituting parts of this Post-Effective Amendment No. 53 to the registration statement on Form N-1A (the "Registration Statement") which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Financial Statements" and "Service Providers--Independent Registered Public Accounting Firm" in the Statement of Additional Information.



PricewaterhouseCoopers LLP
Philadelphia, PA

July 29, 2005